The Commonwealth of Massachusetts
William Francis Galvin

Secretary of the Commonwealth, Corporations Division
One Ashburton Place, 17th floor
Boston, Massachusetts 02108-1512
Telephone: (617) 727-9640

CAMBIUM LEARNING, INC. Summary Screen

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The exact name of the Foreign Corporation: CAMBIUM LEARNING, INC.

Entity Type: Foreign Corporation

Identification Number: 000868428

Date of Registration in Massachusetts: 05/20/2004

The is organized under the laws of: State: DE Country: USA **on:** 10/15/2003

Current Fiscal Month / Day: 12 / 31

The location of its principal office:
No. and Street: 313 SPEEN ST.
City or Town: NATICK State: MA Zip: 01760 Country: USA

The location of its Massachusetts office, if any:
No. and Street: 313 SPEEN ST.
City or Town: NATICK State: MA Zip: 01760 Country: USA

Name and address of the Registered Agent:
Name: CORPORATION SERVICE COMPANY
No. and Street: 84 STATE STREET
City or Town: BOSTON State: MA Zip: 02109 Country: USA

The officers and all of the directors of the corporation:

Title	Individual Name First, Middle, Last, Suffix	Address (no PO Box) Address, City or Town, State, Zip Code	Expiration of Term
PRESIDENT	NADER DAREHSHORI	313 SPEEN ST. NATICK, MA 01760 USA	
TREASURER	DAVID CAPPELLUCCI	313 SPEEN ST. NATICK, MA 01760 USA	
DIRECTOR	NADER DAREHSHORI	313 SPEEN ST. NATICK, MA 01760 USA	
DIRECTOR	DAVID CAPPELLUCCI	313 SPEEN ST. NATICK, MA 01760 USA	
DIRECTOR	WILLIAM LOVERACK	177 BROAD ST. STAMFORD, CT 06901 USA	
DIRECTOR	GEORGE LOGUE	313 SPEEN ST. NATICK, MA 01760 USA	

business entity stock is publicly traded: __

The total number of shares and par value, if any, of each class of stock which the business entity is authorized to issue:

Class of Stock	Par Value Per Share Enter **0** if no Par	Total Authorized by Articles of Organization or Amendments *Num of Shares* *Total Par Value*	Total Issued and Outstanding *Num of Shares*
No Stock Information available online. Prior to August 27, 2001, records can be obtained on microfilm.			

__ Consent __ Manufacturer __ Confidential Data __ Does Not Require Annual Report

__ Partnership X Resident Agent X For Profit __ Merger Allowed

Select a type of filing from below to view this business entity filings:

- ALL FILINGS
- Amended Foreign Corporations Certificate
- Annual Report
- Annual Report - Professional
- Application for Reinstatement

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